United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2008

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John T. Hayes

On June 5, 2008, the Board of Directors of the Company confirmed the appointment of John T. Hayes as Senior Vice President, Chief Financial Officer, Principal Accounting Officer and Treasurer of the Company, effective July 1, 2008.  Mr. Hayes, age 41, whose appointment was previously announced subject to confirmation by the Board, has served the Company as Vice President and Controller since March 1, 2007.  Mr. Hayes has 19 years of experience in accounting, finance and real estate.  Prior to joining the Company, he served as Corporate Controller for Laundry Capital, LLC, a privately owned developer and operator of large scale commercial laundromats in the eastern Untied States.  Previously, Mr. Hayes practiced public accounting for 10 years and attained the level of manager with PKF, a regional certified public accounting firm in New York City.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2008	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ Thomas D. Myers
Thomas D. Myers
Senior Vice President & Secretary